                                                                    Exhibit 23.1



                    Consent of Independent Public Auditors


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 7, 2001 on our audit of the consolidated financial statements of Weyerhaeuser Company and subsidiaries and the related financial statement schedule incorporated by reference and included in Weyerhaeuser Company's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.


                                            Arthur Andersen LLP



Seattle, Washington
July 31, 2001